Exhibit 99.1

Richard Hough Named CEO of Silvercrest Asset Management Group Inc.

NEW YORK, December 6, 2013 — The Board of Directors of Silvercrest Asset Management Group Inc. (SAMG) announced that it has named Richard R. Hough III as Chief Executive Officer, effective immediately. Mr. Hough, the Company’s President and Chief Operating Officer, had been appointed acting CEO on November 19, 2013, upon the death of G. Moffett Cochran, the firm’s Chairman, CEO and co-founder.

The Company issued the following statement:

“Rick Hough worked closely with Moffett Cochran for more than ten years to build the business and execute the firm’s strategy. We are excited about the firm’s prospects under Rick’s leadership and the support he has from the firm's clients and partners.”

About Silvercrest Asset Management

Silvercrest Asset Management Group (NASDAQ: SAMG) was founded in April 2002 as an independent, employee-owned registered investment adviser. With offices in New York, Los Angeles, Boston and Charlottesville, Silvercrest provides traditional and alternative investment advisory and family office services to wealthy families and select institutional investors. As of September 30, 2013, the firm reported assets under management of $14.6 billion.

Investor Relations Contact:

David J. Campbell

General Counsel

212-649-0623

dcampbell@silvercrestgroup.com

SILVERCREST ASSET MANAGEMENT GROUP LLC

1330 AVENUE OF THE AMERICAS, NEW YORK, NEW YORK 10019 • (212) 649-0600

WWW.SILVERCRESTGROUP.COM